                                                                    EXHIBIT 10.4


               THE SECURITIES OFFERED BY THIS MEMORANDUM INVOLVE
                             A HIGH DEGREE OF RISK

                       OFFERING MEMORANDUM ("MEMORANDUM")
                                1,000,000 Shares
                                AIR SOUTH, INC.

                        Common Stock (no par value)
                            issued pursuant to the
                               AIR SOUTH, INC.
                        EMPLOYEES STOCK PURCHASE PLAN

                   This Offering Terminates on March 31, 1995
                               (unless extended)

Air South, Inc., an Illinois corporation ("Air South" or the "Company") is a newly organized regional passenger airline headquartered in Columbia, South Carolina which presently conducts scheduled flights between eight cities in Florida, Georgia, North Carolina and South Carolina.

This offering (the "Offering") is being made to employees of Air South pursuant to the Air South, Inc. Employees Stock Purchase Plan (the "Plan"). The purpose of the Offering is to allow the employees of Air South to obtain an equity interest in Air South on a favorable basis; the proceeds will be used to finance continued airline operations of Air South.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There is no minimum number of subscriptions for shares of Common Stock no par value of Air South which must be received before the offering is closed, although Air South reserves the right to terminate the offering without accepting all or any portion of the subscriptions received.

                                                                             Proceeds to
                                          Selling Price     Commissions      Air South(1)
-----------------------------------------------------------------------------------------
Per share offered                    $             .50      $        -        $       .50
-----------------------------------------------------------------------------------------
Total Offering (1,000,000 shares)    $      500,000.00      $        -        $500,000.00
=========================================================================================



            THIS OFFERING INVOLVES MATERIAL RISK FACTORS, INCLUDING:

(i) Air South has only conducted scheduled flight operations since August, 1994.
(ii) The proceeds of the Offering and other securities offerings contemplated by Air South may not be sufficient to meet the Air South's objectives.
(iii) Airline operations, particularly for a small start-up stage enterprise, involve significant operational, marketing, mechanical and regulatory problems.
(iv)    The airline industry is intensely competitive.

            THESE ARE NOT THE ONLY RISK FACTORS; SEE "RISK FACTORS"

                  The date of this Memorandum is March 8, 1995

-----------------------
(1) Has not been reduced by legal, accounting, printing, and other offering expenses; see Use of Proceeds.

                                    CONTENTS

                                                                            Page

Summary of Offering .......................................................    5

Risk Factors ..............................................................    7

Introduction ..............................................................   10

The Company ...............................................................   11

Certain Information .......................................................   13

South Carolina Public and Private Financing ...............................   13

Government Regulation .....................................................   14

Management ................................................................   15

Principal Shareholders ....................................................   19

Use of Proceeds ...........................................................   19

The Offering ..............................................................   20

Description of Securities .................................................   20

Capitalization ............................................................   21

Dilution ..................................................................   22

Available Information .....................................................   22

Exhibit A - Air South, Inc. Employees' Stock Purchase Plan ................

Exhibit B - Air South, Inc. Audited Financial Statements ..................

Exhibit C - Various Schedules..............................................

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE SHOWN ON THE COVER PAGE HEREOF.

         THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED. THE COMPANY RESERVES THE RIGHT TO WITHDRAW OR MODIFY THIS OFFERING AND TO ACCEPT OR REJECT ANY SUBSCRIPTION OFFER IN WHOLE OR IN PART FOR ANY REASON OR NO REASON.

         PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS PERSONAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, ECONOMIC, AND RELATED ASPECTS OF THE INVESTMENT DESCRIBED IN THIS MEMORANDUM AND ITS SUITABILITY FOR THE INVESTOR.

         NO OFFERING LITERATURE OR ADVERTISING IN WHATEVER FORM SHALL BE EMPLOYED IN THIS OFFERING, EXCEPT THE INFORMATION CONTAINED IN THIS MEMORANDUM. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS, OR TO GIVE ANY INFORMATION NOT CONTAINED IN THIS MEMORANDUM.

         THIS MEMORANDUM CONTAINS A SUMMARY OF PROVISIONS OF CERTAIN DOCUMENTS RELATING TO THE COMPANY'S OPERATIONS AS WELL AS SUMMARIES OF VARIOUS PROVISIONS OF RELEVANT STATUTES AND THE APPLICABLE REGULATIONS THEREUNDER. THE SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE ORIGINAL DOCUMENTS, STATUTES, AND REGULATIONS. A COPY OF EACH DOCUMENT SUMMARIZED IN THIS MEMORANDUM IS AVAILABLE FOR INSPECTION BY PROSPECTIVE INVESTORS EITHER ALONE OR TOGETHER WITH ONE OR MORE OF THEIR OR OTHER ADVISORS AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY.

FOR FLORIDA RESIDENTS ONLY:

         THE SECURITIES REFERRED TO IN THIS CONFIDENTIAL MEMORANDUM HAVE NOT BEEN REGISTERED WITH THE STATE OF FLORIDA. A FLORIDA RESIDENT WHO SUBSCRIBES FOR THESE SECURITIES IS ENTITLED TO WITHDRAW HIS SUBSCRIPTION FOR THESE SECURITIES WITHIN THREE BUSINESS DAYS AFTER THE DATE PAYMENT IS MADE FOR THE SECURITIES OR THE DATE THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE INVESTOR, WHICHEVER IS LATER, WITHOUT ANY FURTHER

LIABILITY TO THAT PERSON. TO ACCOMPLISH THIS WITHDRAWAL, THE INVESTOR MUST SEND A LETTER OR TELEGRAM TO THE COMPANY INDICATING THE INVESTOR'S INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A LETTER IS SENT, IT SHOULD BE SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED.

FOR GEORGIA RESIDENTS ONLY:

         THE SECURITIES REFERRED TO IN THIS CONFIDENTIAL MEMORANDUM WILL BE ISSUED OR SOLD IN RELIANCE ON RULE 570-4-5-.03 PROMULGATED UNDER THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT. EACH INVESTOR WHO IS A GEORGIA RESIDENT REPRESENTS AND WARRANTS TO, AND AGREES WITH, THE COMPANY THAT THE INVESTOR WILL NOT, FOR A PERIOD OF ONE YEAR FROM THE DATE THE SECURITIES ARE SOLD OR ISSUED TO THE INVESTOR, SELL OR TRANSFER THE SECURITIES.

FOR NORTH CAROLINA RESIDENTS ONLY:

         THE SECURITIES REFERRED TO IN THIS CONFIDENTIAL MEMORANDUM ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE NORTH CAROLINA SECURITIES ACT. THE NORTH CAROLINA SECURITIES ADMINISTRATOR NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR SOUTH CAROLINA RESIDENTS ONLY:

         THE SECURITIES REFERRED TO IN THIS CONFIDENTIAL MEMORANDUM ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SOUTH CAROLINA UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SOUTH CAROLINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS CONFIDENTIAL MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           SUMMARY OF THE OFFERING

         THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF THIS MEMORANDUM IS INTENDED FOR QUICK REFERENCE ONLY AND SHOULD NOT BE RELIED UPON AS A COMPLETE AND EXACT DESCRIPTION OF THE OFFERING. THE MEMORANDUM DESCRIBES THE ASPECTS OF THIS INVESTMENT WHICH ARE DEEMED TO BE MATERIAL TO PROSPECTIVE INVESTORS.

        THIS ENTIRE MEMORANDUM, ITS EXHIBITS AND THE ACCOMPANYING SUBSCRIPTION PACKET DOCUMENTS SHOULD BE READ THOROUGHLY AND UNDERSTOOD BY PROSPECTIVE INVESTORS.

THE COMPANY                             Air South, Inc.,
                                        (an Illinois corporation)
                                        1800 St. Julian Place, Fourth Floor
                                        Columbia, South Carolina  29204
                                        (803) 771-0038

                                        The Company was incorporated under the
                                        laws of the state of Illinois on
                                        January 14, 1993.

                                        Prospective investors should view the
                                        Company as a start-up stage enterprise
                                        with all the inherent risks of a
                                        business with limited operating history.
                                        See, RISK FACTORS.

                                        The Company's primary purpose is to
                                        operate a regularly scheduled, short
                                        haul, low cost airline initially within
                                        the states of Florida, Georgia, North
                                        Carolina and South Carolina and then to
                                        expand with flights to and among cities
                                        in Maryland, Tennessee, Ohio, Virginia
                                        and Pennsylvania and possibly other
                                        states. In August 1994, Air South began
                                        flight operations between Columbia,
                                        South Carolina, Atlanta, Miami and St.
                                        Petersburg, using two Boeing 737
                                        aircraft. On November 15, 1994, service
                                        was expanded to include Jacksonville,
                                        Raleigh-Durham, Baltimore (later
                                        temporarily suspended), Tallahassee and, recently, Myrtle Beach, South Carolina using three additional Boeing 737 aircraft. Delivery of two more aircraft is expected to occur the first quarter of 1995 bringing the fleet to a total of seven.

                                        The purpose of this offering (the
                                        "Employee Offering") is to provide an
                                        opportunity for employees of Air South
                                        to obtain an equity interest in the
                                        Company, thereby offering them an
                                        increased incentive to contribute to the success of Air South. The proceeds will be used to finance continued airline operations of Air South. A loan agreement ("Loan Agreement") between Air South and the County of Lexington, South Carolina (the "County")

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


                                        provides for a dollar-for-dollar
                                        matching by the County of equity funds
                                        raised by Air South in this offering or
                                        other equity offerings up to an
                                        additional $2 million of indebtedness
                                        to the County. See, RISK FACTORS,
                                        SOUTH CAROLINA FINANCING

OFFERING OF SHARES:                     This offering is for 1,000,000 shares
                                        of its common stock no par value
                                        ("Common Stock"), at a price of $.50
                                        per share

                                        The Company has announced plans to offer to its existing shareholders up to two million shares of Common Stock at a purchase price of $.50 per share (the "Shareholder Offering"). The funds raised in the Shareholder Offering will also be used to finance continued airline operations by Air South.

                                        This Offering is being made only to
                                        Eligible Employees of Air South.
                                        Basically, an Eligible Employee is an
                                        employee who was a full-time permanent
                                        employee of Air South on March 8, 1995.

                                        Each Eligible Employee will receive the
                                        right to subscribe for up to 1756 shares
                                        (the "Basic Subscription") for $879.00.
                                        Employees who wish to subscribe for less than the Basic Subscription may do so in increments of 100 shares.

                                        Any additional shares remaining after
                                        the Basic Subscription will be made
                                        available for purchase by Eligible
                                        Employees who have subscribed for all of their Basic Subscription. The offering of these shares (the "Second Round") will be made pro-rata on the basis of the base salaries of those wishing to purchase in the Second Round.

                                        The Subscriptions are payable in cash.
                                        The Subscriber's check should be made
                                        payable to "Air South, Inc.". The check
                                        must accompany the executed Subscription
                                        Agreement and related documents in the
                                        Subscription Packet accompanying this
                                        Memorandum.

                                        There is no minimum number of
                                        subscriptions for shares ("Shares") of
                                        common stock without par value of Air
                                        South which must be received before the
                                        offering is closed, although Air South
                                        reserves the right to terminate the
                                        offering without accepting all or
                                        any portion of the subscriptions
                                        received.


                                        Prior to the closing of the offering and issuance of certificates for shares of Common Stock subscribed for,

                                        Air South will commingle the proceeds of such subscriptions with the general funds of Air South.

                                        Air South may reject any subscription
                                        for any reason or no reason. All
                                        Subscriptions are irrevocable by
                                        Subscribers.

                                        If the Company rejects a subscription,
                                        the full amount of the subscription will be returned to the subscriber and neither party will have any liability to the other thereafter.

NO MARKET FOR RESTRICTED                These securities should not be purchased
COMMON STOCK:                           by anyone who has a need for liquidity
                                        in his or her investments. No public
                                        market exists for the Company's Common
                                        Stock and a public market is not likely
                                        to develop for some time. The securities offered under this Memorandum are restricted from being offered, sold or transferred.

DIVIDENDS:                              The Company has never paid, and does
                                        not anticipate paying, dividends on the
                                        shares offered hereby. Earnings will be
                                        retained to finance continued operations of the Company.



                                  RISK FACTORS

        ANY INVESTMENT IN THE COMMON STOCK OFFERED HEREBY WILL INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF THE ENTIRE AMOUNT INVESTED. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS AND THE SPECULATIVE FACTORS INHERENT IN AND AFFECTING THE COMPANY'S BUSINESS DESCRIBED BELOW AND THROUGHOUT THIS MEMORANDUM.

RISKS RELATED TO THE COMPANY

         1. ASSUMPTIONS. The Company's plans for the financing and development of its business are based on the experience, judgment and certain assumptions of its Management, and upon its experience in its markets to date. Such assumptions may not be correct. The Company's plans are also based on the premise that existing market conditions for airline service will continue, and that the Company will be successful in dealing with the risks described herein. There is no assurance that the Company will ever become profitable.

         2. COMPETITION. The airline industry is highly competitive, due to the effects of the Airline Deregulation Act of 1978 (the "Deregulation Act"), which has eliminated government authority to regulate domestic routes and fares, and has permitted airlines to compete with respect to destinations served, flight frequencies and fares. The Company competes with airlines which presently serve the Company's routes which are larger and have greater resources than the Company. The Company is now facing, and will

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


increasingly face, competition from other "no frills" airlines such as ValuJet, Kiwi, Midway or Continental's CALite that serve or may begin serving North and South Carolina, Georgia or Florida or any of the other markets which the Company plans to serve.

         3. COMPETITIVE REACTION. Although the Company offers competitive fares on its routes, other airlines in many cases now meet and may in the future even attempt to undercut the Company's fares or introduce new services, to prevent the Company from attaining a share of the passenger traffic necessary to achieve profitable operation. There is a risk that competitors, perceiving the Company to lack capital resources, may undercut the Company's fares or increase their service on its routes which could result in the Company going out of business

         4. LIMITED HISTORICAL BASIS FOR MANAGEMENT'S OPINION. Although the Company's managerial and supervisory personnel have had substantial airline industry experience, the operating history of only seven months of actual airline operations is perhaps not sufficient time to determine whether the group will be successful. Accordingly, there is a limited basis, other than the seven month's experience in its market, on which to estimate the volume of passenger traffic or the amount of revenues the Company's planned operations will generate. See, MANAGEMENT.

         5. FAILURE TO ATTAIN ORIGINAL BUSINESS PLAN. The Company's original February 1994 business plan (the "Original Business Plan") proposed a somewhat ambitious schedule pursuant to which aircraft would be leased and placed in service at the approximate rate of one per month, resulting in a steady and orderly growth in revenues and expense. Management was unable to meet those projections for a variety of reasons, most of which are traceable to late delivery or the failure by lessors to deliver aircraft. The late delivery coupled with the fixed overhead required to become certified and operate an airline on the Company's route structure generated losses in excess of those contemplated by the Original Business Plan. In addition, the inadequate number of aircraft available for the expanded route structure instituted in November 1994 resulted in a deterioration of on-time performance which, in turn, generated a drop-off in bookings, particularly from travel agencies. The delayed delivery of aircraft was caused by a general tightening of the market in 1994 which required the Company to accept previously foreign operated aircraft and to lease, in part, from less than prime lessors.

         6. ADEQUACY OF FINANCING. Additional financing beyond that contemplated by management in this Employee Offering and the proposed Shareholder Offering could be required to enable the Company to move into a positive cash flow position and eventually to expand airline operations. The Company has announced that it anticipates making an additional material offering of securities at some time after the completion of this Employee Offering and the Shareholder Offering. The failure to obtain additional financing which might be required could have a material adverse effect on the Company and could result in the failure of the Company. There is no assurance that any additional financing will be available if and when required, or, even if available, that such financing would not materially dilute the ownership of the then existing shareholders, including investors in this Offering.

         7. START-UP STAGE COMPANY. The Company is in the start-up stage and will require the proceeds from the sale of the shares of Common Stock offered hereby and by the Shareholder Offering, together with matching funds available under the State Loan in order to continue its airline flight operations. Even though the Company is generating operating revenues, it is likely to experience a negative cash flow for an indeterminate period. In addition to all of the risks associated with the creation of any new business, the Company will be subject to certain risk factors affecting the airline industry generally, such as competition among airlines, fluctuations in the availability and price of fuel and general economic conditions. See, RISK FACTORS -Risks Related To The Airline Industry Generally.

         8. DEPENDENCE ON MANAGEMENT. The Company is dependent on the active participation of its management personnel. The loss of the services of key management would materially and adversely affect the business of the Company and its future prospects. The Company recently lost the services of its President and Chief Executive Officer and its Chief Financial Officer (who has been replaced). The Company's Chairman of the Board (not a member of management) is providing leadership and guidance to the Company. An active search is being conducted to locate an experienced airline executive to be President and Chief Executive Officer.

         9. LIMITED NUMBER OF AIRCRAFT. The Company presently intends to continue its flight operations with its present fleet of 7 aircraft. Decisions on whether and when to add additional aircraft will be made only at an indefinite time in the future based on operational results.

         10. EMPLOYEE RELATIONS. The Company operates with lower personnel costs than many established airlines, principally due to lower base salaries and greater flexibility in the utilization of personnel. There can be no assurance that the Company will continue to realize these advantages over established air carriers or that, if realized, these advantages would exist for any extended period of time. Many airline industry employees are represented by labor unions. If unionization of all or any part of the Company's employees occurs, the Company's costs will increase, probably materially.

         11. EFFECT OF OPERATING AND FINANCIAL LEVERAGE. Generally, the airline industry is capital intensive due to the high costs associated with the acquisition of aircraft. Air South, however, has elected to lease rather than purchase aircraft. The Company had long term debt of $10,060,759 as of December 31, 1994, $10 million of which represents funds received from the State of South Carolina at a concessionary interest rate. Although the revenues generated by a flight are determined by the number of passengers, the expenses of each flight do not vary significantly with the number of passengers carried. Accordingly, the Company may, in the future, be vulnerable to decreases in load factors and/or increases in operating expenses. Investors should consider the foregoing in light of the volatility regularly experienced in the airline industry.

         12. NON-RELIANCE ON CONNECTING TRAFFIC AND INTERLINE ARRANGEMENTS WITH OTHER AIR CARRIERS. The adequacy of the Company's revenues is dependent on a sufficient volume of passengers originating and terminating at the points on the Company's routes. Such revenues are not based upon so-called feeder traffic
- i.e., passengers connecting at points on the Company's routes from other coordinated flights. The Company does not have the benefit of reciprocal ticketing and baggage-transfer arrangements with other air carriers (interline agreements) and will not seek to conclude such arrangements in the foreseeable future. There can be no assurance that the Company's reliance on origin and destination traffic will be sufficient to meet the projections as set forth in this Memorandum.

RISKS RELATED TO THIS OFFERING

         13. NO PUBLIC TRADING MARKET. There has been no public trading market for the Company's securities and none may be created in the near future. The shares have not been registered under any federal securities laws or those of any state, and must be held indefinitely, unless subsequently so registered or an exemption from such registration is available.

         14. ARBITRARY DETERMINATION OF OFFERING PRICE. The offering price of the Common Stock of $.50 per share was arbitrarily determined by the Company. There is no certain relationship between the offering price of the Common Stock and the Company's assets, earnings, book value, past investment or any other objective criteria of value.

RISKS RELATED TO THE AIRLINE INDUSTRY GENERALLY

         15. LOW MARGIN BUSINESS. The airline industry is characterized by low gross profit margins, with cash expenditures that are high in relation to revenues. Accordingly, a relatively minor shortfall from expected revenue levels or relatively minor increase in the expense level could have a materially adverse affect on the Company's growth or its viability.

         16. CYCLICAL NATURE OF AIRLINE INDUSTRY. The airline industry is highly sensitive to general economic conditions. Because a substantial portion of airline travel (both business and personal) is discretionary, the industry tends to experience severe adverse financial results during general economic down turns and annually in the off-seasons. Any prolonged general reduction in airline passenger traffic is highly likely to adversely affect the Company.

         17. FUEL. Both the cost and availability of fuel are subject to many economic and political factors and events occurring throughout the world. Accordingly, the future cost and availability of fuel to the Company cannot be predicted, and substantial price increases or the unavailability of adequate supplies is highly likely to have a material adverse affect on the Company's operations and results.

         18. AIRCRAFT ACCIDENTS, INSURANCE COVERAGE. Airlines are vulnerable to potential losses which may be incurred in the event of an aircraft accident; this is particularly true in the early stages of operation when passenger acceptance of the Company will be in its formative phase. Any such accident could involve not only repair or replacement of damaged aircraft and its consequent temporary or permanent loss from service, but also potential claims of injured passengers and others and general loss of credibility of the Company in the marketplace. The Company carries insurance coverage in amounts which it believes are consistent with that carried by other similarly situated airlines. However, there can be no assurance the Company will not be forced to bear substantial losses from accidents. Substantial claims and adverse publicity resulting from an accident or incident involving the Company could have a material, adverse effect on the business, financial condition, and results of operations of the Company may seriously inhibit passenger acceptance of the Company's services, and may cause the Company to cease operations.

         19. FEDERAL REGULATION. Under the Federal Aviation Act of 1958 (the "Aviation Act"), the Federal Aviation Administration (the "FAA") has jurisdiction over the safety of flight operations generally, including flight equipment, flight personnel and their training, certain ground facilities, maintenance programs, communications and other matters. The FAA at any time could issue a directive or other order grounding all Boeing 737 aircraft or just certain of the aircraft being flown by the Company for any number of reasons. See, GOVERNMENT REGULATION

         20. STRIKES, LABOR ACTIONS. Strikes by key groups of aviation industry employees (such as the air traffic controllers strike in 1981) could have a material adverse effect on the Company's operations.


                                  INTRODUCTION

         This Memorandum provides certain information concerning the offering of up to one million shares of its Common Stock. The proceeds of this Offering and a planned later offering by Air South of two million shares of Common Stock to certain of its shareholders, together with certain financing from the State of South Carolina, will be used to finance Air South, Inc.'s continued airline operations.

         This offering is being made pursuant to the Air South, Inc. Employees Stock Purchase Plan (the "Plan"), a copy of which is attached hereto as Exhibit A.

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


         The Offering will terminate on March 31, 1995, subject to an extension of up to 90 days, in the sole discretion of the Company.

         Prospective investors should read this Memorandum carefully before deciding whether to purchase shares of Common Stock, and should pay particular attention to the information under the headings "RISK FACTORS".

                                  THE COMPANY

PURPOSE

         The Company's primary purpose is to operate a regularly scheduled, short haul, low cost airline initially within the states of Florida, Georgia, North Carolina and South Carolina and then to expand with flights to and among cities in Maryland, Tennessee, Ohio, Virginia and Pennsylvania and possibly other states. In August 1994, Air South began flight operations between Columbia, South Carolina, Atlanta, Miami and St. Petersburg, using two Boeing 737 aircraft. In November, 1994, service was expanded to include Jacksonville, Raleigh-Durham, Baltimore (later temporarily suspended), Tallahassee and, recently, Myrtle Beach, South Carolina using three additional Boeing 737 aircraft. Delivery of two more aircraft is expected to occur within the next two months bringing the fleet to a total of seven.

LOW COST STRUCTURE

         Air South plans to operate with a cost structure that will be well below that of most competing carriers, particularly the "majors" and their associated turboprop commuter affiliates, once the Company is able to spread its costs over a sufficient number of aircraft. It believes, but cannot assure investors, that lower operating costs will be achieved through labor costs substantially below the majors, minimal management overhead and lack of restrictive union work rules.

HIGH-VALUE SERVICE OFFERINGS

         Air South intends to provide better quality, lower cost service than currently available in the region. Key components include: a low fare structure well below current market prices with as few restrictions as possible in a competitive environment; high frequency, and convenient schedule times; and jet aircraft service. Air South intends to expand its position in the markets it serves and extend its routes to additional cities in the Southeast as it is able, although such cannot be assured, and the expansion of its markets will occur only when the Company's operational results are such that additional aircraft can be leased.

ATTRACTIVE, UNDERSERVED MARKET AREA

         Air South chose the southeastern United States, specifically Florida, Georgia, and North and South Carolina as the most favorable location to start a regional airline. These states offer thriving business communities, excellent infrastructures and populations with incomes growing faster than the national rate.

         Despite its attractiveness, the Southeast has been poorly served since the demise of Peoples Express and the development of hubs in Atlanta by Delta, in Raleigh-Durham by American and in Charlotte, North Carolina by USAir. Florida has been poorly served since the demise or acquisition of Eastern, Midway and Piedmont Airlines. Most service within Florida is provided by regional carriers, e.g., United Express and American Eagle, which offer turboprop service, at high prices. South Carolina is served by high priced, inconvenient schedules of Delta, USAir and American. United has recently withdrawn from Columbia and Continental is showing signs of faltering in its "CALite" service in Greenville/Spartanburg. American announced that it intends to reduce service from its hub in Raleigh-Durham by June 15 to only 40 flights per day to be partly replaced by Midway Airlines which will increase its daily departures from Raleigh-Durham to 22.

COMPETITION

         The airline industry is highly competitive. Domestic airlines are free to establish fares and domestic airline markets have been subject to open-entry competition, subject to Department of Transportation ("DOT") and FAA certification requirements, since the Deregulation Act was passed by Congress in 1978. A number of airlines have established service in the Company's service area, all of which airlines are larger and have greater resources than the Company. These competitors include major airlines such as American Airlines, Delta Airlines, USAir and United Airlines; in addition, lower-cost competitors such as Continental, Southwest and newer "no frills" start-ups such as ValuJet, Kiwi and Midway now (or in the future may) compete with the Company.

         Air South believes it is possible for it to establish a strong competitive position in its intended markets. Certain of the major carriers have stated publicly that they intend to reduce direct operations in their respective short-haul markets. The Departments of Transportation and Justice have indicated that they will support the growth of new carriers against predatory anti-competitive behavior by established carriers. Major airlines such as United, Continental and Delta are developing low-cost subsidiaries ("CALite", "United Shuttle", etc.) to compete with Southwest and with low cost start-ups operating in the short haul markets. It remains to be seen whether the major airlines will be able to escape the effects of their high overhead and restrictive work rules in connection with such low-cost subsidiaries. Va1uJet Airlines, which commenced operations in November of 1993, operates from Atlanta and serves some common cities with the Company. ValuJet operates a hub-and-spoke system and, unlike the Company, is predominately a "long-haul" carrier. It is, however, a low-cost and efficient competitor and could begin to move more heavily into Air South's intended markets. Kiwi and ATA, two other low cost carriers operating from the Midwest and Northeast through Atlanta and into Florida, are almost exclusively medium or long-haul carriers. Midway, as mentioned above, is moving strongly into Raleigh-Durham with flights to various eastern cities.

RESULTS OF SIMILAR AIRLINES

         Carriers that have pursued a similar strategy to that of Air South, such as ValuJet, Kiwi, ATA and the new Midway, and, in particular, the model for most low-cost carriers, Southwest Airlines, have generally met with success in the marketplace. Major airlines pursuing a low-cost strategy (CALite, United Shuttle) have had greater difficulty.

OPERATING EXPERIENCE

         Air South is fully certified and has been operating for seven months, expanding from two to five aircraft with two more expected within the next two months and to over 500 employees. The Company's service with the first two aircraft met good acceptance among travel agencies and the traveling public. The load factor rose week by week to a high of 52.3% occupancy in October. After a dip resulting from the expansion from two to five aircraft and expansion of the route structure, the load factor has again moved back up. Management expects that the load factor will be in excess of 50% by the end of March 1995 compared to approximately 46.6% in February 1995, although such cannot be assured.

         Although the expansion on November 15 from the original four cities with two aircraft to seven cities and five aircraft was not well executed, resulting in a substantial drop in load factor, on-time performance and trust of Air South's customers, the Company believes that the problems have largely been eliminated.

         There are four major statistics by which airline performance is often judged: load factor; cost per available seat mile; yield (available seat miles flown divided into revenues); and on-time performance.

         In February 1995 Air South's load factor in February was 46.6% versus the 68% to 70% industry average; its cost per available seat mile was 9.3 cents as compared to under 7 cents for ValuJet and 9 to 10 cents average for the major airlines. Air South's yield was 15.2 cents per available mile for February 1995 compared to an industry average of 12.9 cents for domestic majors. Air South's on-time performance over the last four months was approximately 65% versus the industry average of 85%. Failure to improve Air South's performance in these areas will adversely affect its results of operations.

                              CERTAIN INFORMATION

FINANCIAL STATEMENTS

         Attached as Exhibit B are unaudited financial statements as of December 31, 1994. Attached as Exhibit C are Schedules showing Weekly Revenue and Passenger Miles, Weekly Revenue and Monthly Call Volume.

                  SOUTH CAROLINA PUBLIC AND PRIVATE FINANCING

         The Governor of the State of South Carolina in February 1994 committed the State and local sources to provide loan and grant financing to Air South totaling $16,137,000. The State, the City of Columbia, Richland and Lexington Counties and Air South subsequently signed Memoranda of Understanding and definitive financing agreements pursuant to which approximately $13 million of the $16 million has been advanced. A summary of the public finance commitments is as follows:

         CITY/COUNTY GRANTS. The City of Columbia and the Counties of Richland and Lexington committed to provide Air South with non-reimbursable grants of $3 million ($1.5 from Columbia and $750,000 each from Richland and Lexington counties) to be used by Air South for relocation of personnel, advertising, working capital and for the cost of the Company headquarters, reservation center and other facilities in the Greater Columbia area. All of the county funds and $900,000 of the $1.5 million city funds had been used as of January 25, 1995.

         STATE LOAN AGREEMENT. The State of South Carolina committed to secure a $12 million guarantee from the federal government under the Section 108 Loan Guarantee Program of the Department of Housing and Urban Development, ("HUD") on behalf of Air South. The HUD guarantee took the form of a guarantee of notes or bonds issued by Lexington County and sold by HUD. Lexington County, as the agent for the State, entered into a Loan Agreement with Air South dated July 15, 1994 (hereinafter referred to as the "State Loan"). Pursuant to the State Loan, Lexington County agreed to lend Air South $12 million, with interest at 4% per annum payable beginning April, 1996, with principal payments beginning April, 1997; interest is adjustable five years after start-up. In broad terms Air South is required by the State Loan to meet numerous conditions relating to the location of its headquarters, operations and personnel and attain various operating, financial and financing levels and goals in order to retain the Loan proceeds. The State Loan requires Air South to repay the State Loan and the grants if Air South or a successor to its business were to move a major portion of its operations from Columbia. In general, the $16 million in State and local grants and the State Loan are closely monitored by the State to make sure that the State's objectives of creating and maintaining a locally-based airline are attained and continued. A total of $10 million of funds available under the State Loan have been drawn down and used in Air South's operations. Although Air South had been in technical default under certain provisions of the Loan Agreement, the defaults have been waived by the State.

         Although Air South's management is determined to comply with the letter and the spirit of the Loan Agreement, Air South may, for reasons beyond its control fail to meet one or more of such conditions. In such event, unless such conditions were waived or extended, the State financing could be reduced or withdrawn, jeopardizing Air South's financial viability.

         TRAINING GRANTS. The State Board for Training and Comprehensive Education has committed to reimburse the Company for the cost of pre-employment training of pilots, mechanics, cabin attendants, reservations personnel and other employees up to a total of $1,137,000. A total of $400,000 of these funds have been used by Air South to date.

         SOUTH CAROLINA EQUITY FINANCING. The South Carolina financing package required Air South to raise $1 million in equity investment from South Carolina sources. A $1 million private offering completed in April of 1994 at a price of $1.00 per share fulfilled the Governor's interest in having a portion of Air South's equity held by South Carolina investors.

         ADDITIONAL EQUITY FINANCING. The State Loan provides that the Company may not draw down the final $2 million of the $12 million loan until the Company has provided evidence that the Company has used its best efforts to increase its private placement investment from the present $2 million to at least $4 million i.e., raised an additional $2 million in equity. It is expected, although such cannot be assured, that this Offering along with the $1 million Shareholders' Offering (if successful) will cause the State to release the final $2 million draw under the Loan Agreement.

                            GOVERNMENT REGULATION

         U.S. DEPARTMENT OF TRANSPORTATION.

         All interstate air carriers are subject to regulation by the United States Department of Transportation (the "DOT") and the United States Federal Aviation Administration (the "FAA") under the Aviation Act. The DOT's jurisdiction extends primarily to the economic aspects of air transportation, while the FAA's regulatory authority relates primarily to air safety, including aircraft certification and operations, crew licensing and training and maintenance standards.

         In general, the amount of economic regulation over air carriers in terms of market entry and exit, pricing and inter-carrier acquisitions and agreements has been greatly reduced subsequent to enactment of the Deregulation Act. As a result of that change in the regulatory structure, the Company's entry into the domestic air transportation business has been greatly simplified, and the level of post-entry regulation to which it will be subject has been greatly reduced. By the same token, the availability to the Company of regulatory protection from competition has been substantially reduced.

         It was necessary for the Company to obtain from the DOT a Certificate of Public Convenience and Necessity before it inaugurated scheduled air service. This certificate was granted on August 22, 1994.

                                    OFFICERS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

OPEN(1)

VICE PRESIDENT AND CHIEF MARKETING OFFICER, DIRECTOR, THOMAS VOLZ - Former Chief Marketing Officer, Southwest Airlines, Frontier Airlines and Braniff International and Vice President, Continental Airlines.

SECRETARY AND GENERAL COUNSEL, DIRECTOR, DONALD BAKER - Retired Senior Partner
- Baker & McKenzie, Chicago Office. Opened first international office in 1956, a former member of the Executive and Policy Committees. Extensive experience with start-up companies, on Boards of various companies.

VICE PRESIDENT OF AIRLINE OPERATIONS, DENNIS CROSBY - Twenty-five year veteran with American Airlines. President of a subsidiary of American Airlines, Senior V.P. World Airways. Chief Operating Officer of US-Russian aviation joint venture.

VICE PRESIDENT OF FLIGHT OPERATIONS, LENDON TOOTLE - Former Chief Pilot for Air South. Instrumental in start-up. Formerly Chief Pilot-Director Operations Florida Air. V.P. Flight Operations Southern Air Transport.

VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, GEORGE MCCONNAUGHEY(2) - Twenty-five year veteran of the airline industry. Held the position of top financial officer at U.S. Africa Airways, Air American, Sunworld, World Airways, Evergreen and Flying Tigers.

                                   DIRECTORS

CLIF HALEY, CHAIRMAN, BOARD OF DIRECTORS - Chairman, Cadmus Corporation, an importer of training aircraft. Former Chairman and Chief Executive Officer, Budget Rent a Car. A licensed pilot and attorney.

PATRICK J. O'SHEA, VICE CHAIRMAN, BOARD OF DIRECTORS - Founder of Air South and its former President and Chief Executive Officer. Former Senior Vice President, Amadeus Group (an Iberia, Lufthansa, S.A.S., Air France joint venture). President, Associated Travel Network and US Travel Affiliates. Vice President Eastern Airlines and Budget Rent a Car.

ROD MARLIN - Advisor, Thomas Cook Group (Canada) Ltd. Former Chairman and CEO, Marlin Travel (Canada's largest travel agency chain), recently sold to Thomas Cook.

PAUL GILLCRIST - Captain, Boeing 747-400, Singapore Airlines. Former Head of Operations and Flight Operations, Southern Air Transport and Airborne Express. Chief Pilot, Air Florida, Inc.




----------------------
(1) The founder of Air South and former President and Chief Executive Officer, resigned from those positions on February 22, 1995 to assume the position of Vice Chairman. A committee of outside members of the Board has been appointed to conduct a search for an experienced airline executive to fill the position of President and Chief Executive Officer. Clif Haley, the Chairman of the Board, is providing leadership and guidance to the Company during the interim.
(2) Mr. McConnaughey is serving as Chief Financial Officer of the Company on an interim basis under a 90 day consulting agreement prior to joining the Company on a permanent basis.

HAROLD STOWE -Executive Vice President CSI Group, Inc., Conway, S.C. Former Executive Vice President the Springs Company, Lancaster, S.C. Vice President NCNB, Charlotte, N.C. Director of numerous companies and civic organizations.

SUSIE VANHUSS - Professor, College of Business Administration, University of South Carolina,. Prolific author and recipient of the Gold Book award for the sale of one million copies of a leading textbook and other awards. Director of various companies and civic organizations.

         REMUNERATION OF OFFICERS

         The following table shows the current compensation of the Company's officers and directors. Stock and stock options exercisable at $1.00 per share which were issued to officers in the amounts listed below for their assistance in launching the Company and as an incentive for performance pursuant to the Company's Stock Option Plans.

                                                                                                          STOCK
                                                                                ANNUAL                   OPTIONS
 NAME OF INDIVIDUAL              CAPACITY IN WHICH SERVED                    COMPENSATION               NO. SHARES
 ------------------              ------------------------                    ------------               ----------
Patrick J. O'Shea          Vice Chairman of the Board of Directors           $ 130,000.00                   75,000

Dennis B. Crosby           Vice President of Airline Operations              $  97,500.00                   80,000

Donald Baker               Secretary, General Counsel & Director             $  97,500.00                   40,000

Thomas J. Volz             Vice President/Marketing and Sales & Director     $  97,500.00                   50,000

George McConnaughey        Chief Financial Officer(1)                        $  80,000.00                      -

Lendon Tootle              Vice President of Flight Operations               $  97,500.00                   15,000

         EMPLOYEE PROFIT SHARINE PLAN.

         The Company anticipates that it will institute an employee profit sharing plan pursuant to which some portion of the Company's profits, possibly up to fifteen percent, will be allocated to employee accounts in a qualified retirement profit sharing plan or distributed in cash, or some combination thereof. The purpose of such a plan would be to solidify employee loyalties and encourage cooperative behavior.

         STOCK OPTIONS.

         The Board of Directors has adopted an employee incentive stock option plan pursuant to which options to purchase up to 750,000 shares of Common Stock of the Company may be awarded to officers and key employees of the Company by the Board as an incentive for performance. As of March 8, 1995 the Company has granted options on 510,000 shares to officers and other management members including the options on 260,000 shares listed above. The options are exercisable at $1.00 per share. In all cases the options vest in equal portions over a three year period of service with the Company. The first options are exercisable on August 23, 1995.





----------------------
(1) Serving on an interim basis until the President/CEO is identified; salary and options to be finalized at a later date.

         EMPLOYEE STOCK PURCHASE PLAN

         In March 1995 the Board of Directors adopted an Employee Stock Purchase Plan. Under the Plan the Board may from time-to-time make shares of Common Stock available to Eligible Employees for purchase at prices (in the judgment of the Board of Directors) less than their fair market value and on such other terms and conditions as the Board of Directors shall determine. The shares being offered hereby are being offered pursuant to such Plan.

         LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's by-laws provide that the corporation shall, to the fullest extent to which it is empowered to do so by the Illinois Business Corporation Act of 1983 or any other applicable law, as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving as a director or officer of the Company or at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                            PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the date of this Memorandum, and as adjusted for the sale of the Common Stock offered hereby certain information with respect to the Company's Common Stock owned of record or beneficially by:
(i) the Chief Executive Officer and the four the highest paid officers of the Company; (ii) each of the directors of the Company; (iii) all officers and directors as a group and (iv) each person who owns is known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock including those shares subject to outstanding options.

                                                   AMOUNT                         PERCENT OWNERSHIP
                                                BENEFICIALLY                PRIOR TO            UPON COMPLETION
NAME AND ADDRESS OF BENEFICIAL                     OWNED                    OFFERING             OF OFFERING(1)
------------------------------                     -----                    --------            ---------------
OWNER
-----
Patrick J. O'Shea(2)                               629,400                    17.3                     13.6

Donald Baker(3)                                    160,000                     4.4%                     3.4%

Paul Gillcrist                                     157,000                     4.3%                     3.4%

Rodney Marlin(4)                                   152,000                     4.2%                     3.3%

Clif Haley(5)                                      140,000                     4.0%                     3.0%

Thomas Volz                                        113,050                     3.1%                     2.4%

Len Tootle                                          40,000                     0.1%                     0.1%

All officers and directors as a group            1,591,450                    37.4                     29.2

                                USE OF PROCEEDS

         The net proceeds from the sale of the Common Stock offered hereby and, if completed the Shareholder Offering (after deduction of expenses of this Offering and the Shareholder Offering, estimated to be less than $25,000) will be used together with the final $2 million draw on the State Loan to continue airline operations.

         Management believes that the net proceeds of the sale of the Common Stock in this Offering and the Shareholder Offering, together with proceeds from the final draw on the State Loan will fund the Company's cash needs until break-even operations are achieved, although such cannot be assured. The Company's belief and its ability to apply successfully the net proceeds as indicated above are, however, subject to a number of uncertainties. See, RISK FACTORS.




---------------------
(1) Assumes sale of 1 million shares of Common Stock. Following this Offering, the Company expects to offer in the Shareholder Offering 2 million shares of Common Stock to its shareholders (other than employees who purchase in this offering and employees who received shares of Common Stock as a year-end bonus) at the same price and on substantially the same terms as this Offering. This table does not assume that any of the listed persons will purchase any Common Stock in this Offering.
(2) 21,600 shares are owned by Mr. O'Shea's daughters. Mr. O'Shea has voting power over 671,000 shares.
(3) Held in an individual retirement account
(4) Held, through a family corporation
(5) Held through a family trust

         Pending the application of the net proceeds of this Offering as set forth above, those proceeds may be invested temporarily in interest-bearing accounts, money market funds, commercial paper, United States government securities, certificates of deposit with commercial banks or other short-term high quality interest-bearing investments.

                                  THE OFFERING

         The shares of Common Stock being offered hereby are being offered pursuant to the Air South Employees Stock Purchase Plan which was adopted by the Air South Board of Directors on March 7, 1995; a copy of the Plan is attached as Exhibit A.

         Pursuant to a resolution of the Board of Directors of Air South, the Company will offer 1,000,000 shares of its Common Stock to Eligible Employees under the Plan; basically an Eligible Employee is an employee who was a permanent full-time employee on March 8, 1995.

         Initially Air South will offer each Eligible Employee the right to subscribe for 1756 shares (the "Basic Subscription"). Employees who wish to subscribe for less than the Basic Subscription may do so in increments of 100 shares.

         Eligible Employees who have subscribed for all of their Basic Subscription may subscribe for any portion of the aggregate Basic Subscriptions not subscribed for. The offering of these Second Round shares will be made pro rata on the basis of the base salary of those wishing to purchase in the Second Round.

         Employees should not feel any pressure to subscribe to purchase shares. Supervisors will not be informed of whether their employees have or have not subscribed and have been instructed not to put any pressure on employees to do so.

                           DESCRIPTION OF SECURITIES

         GENERAL

         The following description of the capital stock of the Company is qualified by and subject to the Illinois Business Corporation Act, the Company's Articles of Incorporation, as amended, and By-Laws. Copies of such Articles of Incorporation and By-Laws are available for inspection at the Company's offices.

         The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, no par value. As of the date of this Memorandum, 3,643,784 shares of Common Stock are issued and outstanding.

         The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefor. The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested.

         Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally. No share of the Common Stock of the Company, if fully paid, is liable to calls or assessment by the Company.

         TRANSFER AGENT

         The Company acts as its own transfer agent for its Common Stock. The certificates for the Company's Common Stock will bear a restrictive legend on transfer and may not be sold without federal and state registration unless such sale is made pursuant to an exemption from the applicable federal or state securities laws. The Company may require persons wishing to sell shares of Common Stock to provide it with an opinion of counsel satisfactory to the Company that such sale is exempt from registration.

         This Offering is being carried out by mailing this Memorandum, a Subscription Agreement and certain other Offering materials to each Eligible Employee at the address shown on the records of the Company. No broker -dealers, investment bankers or others will be used to assist the Company in completing this Offering.

         Employees wishing to subscribe for shares of Common Stock should complete the subscription agreement as described in the instructions accompanying it. If there are questions regarding this offering, employees may call Tamra Behles at 822-0502, ext. 3140

                                 CAPITALIZATION

         The following table sets forth the Company's capitalization as of December 31, 1994 as adjusted to reflect the sale of all of the Common Stock being offered hereby:

                                                                              Amount Outstanding ('000s)
                                                                            -----------------------------
                                                                               As Of
                                                                             12-31-94      As adjusted(1)
                                                                            ----------     --------------

Debt:
                  Short-term debt                                            $  3,961        $  3,961

                  Long-term debt                                             $ 10,061        $ 10,061

                                                Total Debt                   $ 14,022        $ 14,022
Equity:


                  Common stock (2), Contributions to capital                 $  2,123        $  2,623

                  Retained earning (deficit)                                  ($7,437)        ($7,437)

                  Total stockholders equity (deficit)                         ($5,314)        ($4,814)

                  Total Capitalization                                       $  8,709        $  9,209






(1) This assumes purchase of the entire Offering of 1,000,000 shares at $.50 per share contemplated by this Memorandum; does not take into account the sale of 2,000,000 shares at $.50 per share which the Company hopes to sell in the near future to its shareholders.

(2)  Number of common shares authorized: 10,000,000 shares no par value

                                    DILUTION

         The shares of Common Stock being offered hereby are being offered at prices significantly higher than prices previously paid by certain officers, directors, promoters and affiliated persons prior to this Offering. In that connection 3,643,784 shares were issued at prices from $0.23(1) to $1.00 and at a weighted average price of $0.57.

         In May 1994 the Company offered and sold one million shares of its Common Stock at a purchase price of $1.00 per share, double the price of the shares of Common Stock being offered hereby.

         The net tangible book value of the Company's shares of Common Stock is the difference between the Company's assets and its liabilities, divided by the number of shares of Common Stock outstanding. For investors in shares of Common Stock, dilution is the per share difference between the offering price of the shares of Common Stock offered hereby and the net tangible book value of common stock immediately after completing the offering.

         On December 31, 1994, the Company's net book tangible value was a negative $5,313,857 and the per share net tangible book value for the presently outstanding 3,643,784 shares of Common Stock was approximately negative $1.46.

         After giving effect to the sale in the Offering of one million shares of Common Stock at $.50 per share, the proforma net tangible book value at December 31, 1994 for 4,643,784 outstanding shares of Common Stock would be negative $1.14 and the per share net tangible book value would be negative $4,813,857. This does not take into account the sale of an additional two million shares of Common Stock in the Shareholder Offering at $0.50 per share.

                             AVAILABLE INFORMATION

         The Company intends to furnish shareholders with annual reports containing audited financial statements examined and reported on by an independent certified public accounting firm, and will distribute interim reports to its shareholders containing unaudited quarterly financial statements.



(1)  Includes allowed value of services.

                                                                     EXHIBIT A

                                AIR SOUTH, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         This EMPLOYEE STOCK PURCHASE PLAN has been adopted by the Board of Directors of AIR SOUTH, INC., an Illinois corporation ("Air South").

                                   WITNESSETH

         WHEREAS, the success of Air South is dependent upon the efforts of its employees;

        WHEREAS, Air South wishes to encourage its employees to give their utmost effort in performing their duties;

        WHEREAS, Air South wishes to provide its employees with incentives to do so and to compensate its employees for having done so; and

         WHEREAS, this Plan is intended to be a "compensatory benefits plan" as contemplated by Rule 701 promulgated under the Securities Act of 1933, as amended.

         NOW THEREFORE, this Plan is available for the offering and sale of shares of Air South Common Stock, no par value ("Common Stock") to employees, subject to the following terms and conditions:

         1. Purpose. The purpose of the Plan is to compensate employees for their efforts by making available to them shares of Common Stock on favorable terms and at prices less than their fair market value and to encourage eligible employees to become owners of Common Stock of Air South, thereby giving them a greater interest in the growth and success of Air South.

         2. Definitions. The following definitions are used in the Plan.

            (a) "Air South" means Air South, Inc., an Illinois corporation.

            (b) "Board of Directors" means the Board of Directors of Air South.

            (c) "Committee" means the Organization and Compensation Committee of the Board of Directors. If, at any time, there is no acting Organization and Compensation Committee, the term "Committee" shall mean the Board of Directors.

            (d) "Common Stock" means the common stock, no par value, of Air
South.

            (e) "Employee" means a permanent, full-time employee of Air South.

            (f) "Fair Market Value" means the value of a share of Common Stock as of any date, as determined by the Committee.

            (g) "Participant" means an Eligible Employee (as defined in section 2., below) who elects to participate in a Stock Offering.

            (h) "Plan" means the Air South, Inc. Employee Stock Purchase Plan, as amended from time-to-time.

            (i) "Stock Offering" means an offering of Common Stock to Eligible Employees on terms and conditions and at prices determined from time-to-time by the Committee.

         3. Eligibility. Except as otherwise determined by the Committee, each Employee who is actively employed by Air South on the beginning date of a Stock Offering shall be eligible to participate in that Stock Offering (an "Eligible Employee"); provided, however, that no employee who is represented by a union or other organization pursuant to a collective bargaining agreement with Air South shall be an Eligible Employee.

         4. Participation in Stock Offerings. The Committee shall from time-to-time determine whether to make a Stock Offering and shall, in its discretion determine, among other things:

         (a) the number of shares of Common Stock to be issued in the Stock Offering;

         (b) the price at which shares of Common Stock will be sold; provided, however, the price shall be at least five percent less than the Fair Market Value, as determined by the Committee;

         (c) the objective formula for determining the number of shares of Common Stock to be offered to each individual Eligible Employee;

         (d) whether certain categories of otherwise Eligible Employees should be excluded from a Stock Offering by reason of their status (i) as directors, officers, and management of Air South or (ii) as significant holders of shares of Common Stock, among other reasons;

         (e) the termination date of the Stock Offering;

         (f) an alternative method (such as a payroll deduction plan or a deferred payment plan), if any, by which the Participants may pay for such shares; and

         (g) whether to provide any mechanism for the redemption of the shares issued to in the event of the later termination of the employment of the Employee.

         Air South shall inform the Employees in writing of the decision of the Committee to make a Stock Offering and shall deliver to each Eligible Employee such information as it deems appropriate to the Stock Offering, such as an offering memorandum, a subscription agreement and a transmittal letter.

         In order to participate in a Stock Offering, an Eligible Employee shall review the information provided, complete and sign the subscription agreement, complete the payroll deduction form (if applicable) and transmittal letter and return them, along with a check for any payment required, in the envelope provided.

         5. Distribution of Common Stock. As soon as practicable after the termination of each Stock Offering Air South will deliver to each Participant a certificate for the shares of Common Stock purchased by such Participant; such certificate will have upon it any restrictive legends required by law or Air South.

         6. Effective Date. This Plan shall not be effective as to employees in any state until Air South has determined that the state securities laws of that state have been complied with.

         7. Miscellaneous.

            (a) Nothing in the Plan shall confer upon any Employee the right to continue in the employ of Air South or shall limit or restrict the right of Air South to terminate the employment of any Employee at any time with or without cause.

            (b) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of an Eligible Employee or a Participant.

            (c) The Plan may be amended or terminated by the Board of Directors at any time.

            (d) If any federal, state and local income and employment taxes are required to be withheld by Air South as a result of an Employee's participation in the Plan they shall be deducted and withheld from the Employee's compensation.

            (e) Air South shall be under no obligation to sell, issue and deliver certificates for shares of Common Stock pursuant to the Plan if such sale, issuance and delivery would, in the opinion of the Committee, cause Air South to violate any provision of federal or state securities laws or any state corporation law. In such case, Air South will return to the Participants any consideration paid for shares of Common Stock. Air South will use its best efforts to comply with the applicable provisions of such laws but will not be liable for any failure to comply.

            (f) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue to full force and effect without being impaired or invalidated in any way; provided, however, that the Board of Directors may in such case terminate any remaining portion of the Plan which, in its sole discretion, it deems appropriate.

            (g) The Plan shall be construed and governed in accordance with the internal laws of the State of South Carolina.

         Executed at Columbia, South Carolina this 7th day of March, 1995.

                                                     AIR SOUTH, INC.

                                                     By: /s/ Donald Baker
                                                     -----------------------
                                                     Don Baker
                                                     Secretary

                                                                     EXHIBIT B


                                   AIR SOUTH, INC.
                                 DECEMBER 31, 1994
                                   BALANCE SHEET




ASSETS
CASH                                    $     65,861
SHORT TERM INVESTMENTS                  $  3,298,080
ACCOUNTS RECEIVABLE                     $  1,807,469
DEPOSITS                                $    417,883
TOTAL CURRENT ASSETS                    $                 $   5,589,293

PROPERTY & EQUIPMENT
 FLIGHT EQUIPMENT                       $  1,099,136
 GROUND EQUIPMENT                       $    801,184
 COMPUTER EQUIPMENT                     $    591,100
 FURNITURE & FIXTURES                   $     46,287
 LEASEHOLD IMPROVEMENTS                 $     54,430
 DEPRECIATION                           $   (108,028)
CONTRA F/A ACCOUNT                      $   (344,675)
TOTAL PROPERTY & EQUIPMENT                                $   2,139,435

AIRCRAFT DEPOSITS                       $    945,000
OTHER ASSETS                            $     34,917
TOTAL OTHER ASSETS                                        $     979,917

TOTAL ASSETS                                              $   8,708,644

LIABILITIES & EQUITY

CURRENT LIABILITIES
 ACCOUNTS PAYABLE                       $  1,815,403
 AIR TRAFFIC LIABILITY                  $    500,554
 ACCRUED EXPENSES                       $  1,645,785
TOTAL CURRENT LIABILITIES                                 $   3,961,742
LONG TERM DEBT                                            $  10,060,759
TOTAL LIABILITIES                                         $  14,022,501

STOCKHOLDERS' EQUITY
 COMMON STOCK                           $  1,835,883
 OTHER CONTRIBUTED CAPITAL              $    286,975
 ACCUMULATED DEFICIT - PRIOR YEAR       $ (2,152,102)
 ACCUMULATED DEFICIT - CURRENT YEAR     $ (5,284,613)
TOTAL STOCKHOLDERS' EQUITY                                $  (5,313,857)

TOTAL LIABILITIES & EQUITY                                $   8,708,644

                                                                     EXHIBIT B


                                AIR SOUTH, INC.
                               INCOME STATEMENT
                                4 MONTH PERIOD
                   SEPTEMBER 1, 1994 THRU DECEMBER 31, 1994
                                  UNAUDITED

                                                              4 MONTH
                                                               AMOUNT


OPERATING INCOME
 PASSENGER REVENUE                                      $     6,619,697
TOTAL                                                         6,619,697

OPERATING EXPENSES
 SALARIES & BENEFITS                                    $     3,178,784
 FUEL & OIL                                                   1,849,537
 AIRCRAFT LEASES                                                894,235
 AIRCRAFT SUBSERVICE RENT                                       990,000
 AIRCRAFT MAINTENANCE RESERVE                                   690,928
AIRCRAFT MAINTENANCE & REPAIRS                                  329,690
 AGENCY COMMISSIONS                                             346,498
 CREDIT CARD FEES                                               113,630
 LANDING FEES                                                   323,847
 GROUND RENTS                                                   694,074
 ADVERTISING & MARKETING                                      1,148,791
 INSURANCE                                                      505,119
 OTHER                                                        2,097,218

DETAIL OF OTHER
 FLIGHT CREW                                            $       139,528
 RESERVATION                                                    296,409
 INFLIGHT EXPENSE                                               115,817
 TELECOMMUNICATIONS                                             218,580
 OUTSIDE SERVICES                                               174,377
 TRAVEL & ENTERTAINMENT                                         102,302
 TRAINING                                                       227,695
 UNIFORMS                                                        60,900
 POSTAGE, FREIGHT, PRINTING, & SUPPLIES                         310,169
 MISCELLANEOUS                                                  451,441
TOTAL                                                         2,097,218

TOTAL OPERATING EXPENSE                                      13,162,351

NET OPERATING LOSS                                      $ (6,542,654.00)

NET INTEREST INCOME/(EXPENSE)                                   (38,390)
TRAINING REIMBURSEMENT                                          254,249
GRANT REVENUE                                                 1,251,412
AGENTS COMMISSION AIRCRAFT                                      (50,000)
LEGAL FEES FOR STATE LOAN                                       (76,000)
DEPRECIATION & AMORTIZATION                                     (83,230)






NET INCOME/(LOSS)                                            (5,284,613)

                                                                     EXHIBIT C


                                   [GRAPH]

                                                                      EXHIBIT C


                                   [GRAPH]

                                                                      EXHIBIT C


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